                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                           DURASWITCH INDUSTRIES, INC.

          The Board of Directors and a majority of shareholders of said corporation at meetings duly convened, held on the 29th day of June, 1998, adopted resolutions to amend and restate the original Articles of Incorporation to read as follows:

        1. Name. The name of the corporation is DuraSwitch Industries, Inc. (the "Corporation").

        2. Resident Agent. The name and address of the initial resident agent of the corporation is Corporation Trust Company of Nevada, One East First Street, Reno, Nevada 89501.

        3. Authorized Capital. The Corporation shall have authority to issue 40,000,000 shares of Common Stock, par value $.001 per share and 10,000,000 shares of Preferred Stock, par value $.001 per share.

        4. Preferred Stock.

                4.1. Series. The board of directors is authorized, subject to limitations prescribed by law and these Articles of Incorporation, to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, voting powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

                4.2. Rights and Limitations. The authority of the board of directors with respect to each series of preferred stock shall include, without limitation, determination of the following:

                        (a) The number of shares constituting that series and the distinctive designation of that series;

                        (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                        (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

                        (d) Whether that series shall have conversion privileges, and if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the board of directors shall determine;


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                        (e) Whether or not the shares of that series shall be
redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                        (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and if so, the terms and amount of such sinking fund;

                        (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                        (h) Any other relative rights, preferences and limitations of that series.

                4.3. Dividends. Dividends on outstanding shares of preferred stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the common shares with respect to the same dividend period.

                4.4. Liquidation. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of preferred stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of preferred stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

       5. Stock Rights and Options. The Corporation shall have authority, as provided under the laws of the State of Nevada, to create and issue rights and options entitling the holders thereof to purchase shares of stock of the Corporation. The issuance of such rights and options, whether or not to directors, officers or employees of the Corporation or of any affiliate thereof and not to the stockholders generally, need not be approved or ratified by the stockholders of the Corporation or be authorized by or be consistent with a plan approved or ratified by the stockholders of the Corporation.

       6. Initial Directors and Officers. The number of persons to serve on the board of directors thereafter shall be fixed by the Bylaws, but the number of directors fixed by the Bylaws shall never be less than one.

       7. Distributions to Stockholders. The board of directors of the corporation may, from time to time, distribute to its stockholders, a portion of its assets, in cash or property, whether or not the distribution, after giving it effect would cause the Corporation's total assets to be less than the sum of the total liabilities plus the amount that would be needed, if dissolution were to occur at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. The Board of Directors may base a determination that a distribution is permitted hereunder on (i) financial statements prepared on the


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basis of accounting practices that are reasonable under the circumstances; (ii)
a fair valuation, including, but not limited to, unrealized appreciation and depreciation; or (iii) any other method that is reasonable in the circumstances.

        8. Director and Officer Liability. A director and officer of the Corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for liability (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for authorizing the unlawful distribution in violation of Section 78.300 of the Nevada General Corporation Law. If the Nevada General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada General Corporation Law, as so amended.


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
                           DuraSwitch Industries, Inc.
                              a Nevada corporation
                              (the "Corporation")

                             Secretary's Certificate

      I, Anthony J. VanZeeland, Secretary of DuraSwitch Industries, Inc., a Corporation organized and existing under the laws of the State of Nevada, hereby certify that the attached resolution was duly adopted by a majority of the Shareholders, pursuant to Section 78.320 of the Nevada General Corporation Law, in lieu of a special meeting, and that, as such, I am authorized to execute this Certificate on behalf of the Corporation.

      RESOLVED, that the Amended and Restated Articles of Incorporation, which authorize the issuance of 40,000,000 shares of Common Stock, par value $.001 per share and 10,000,000 shares of Preferred Stock, par value $.001 per share, as set forth in Exhibit "A", Section 3. attached hereto and incorporated herein by reference, be, and the same hereby are, approved, adopted and affirmed in all respects.

      IN WITNESS WHEREOF, I have hereunto set my hand as such Secretary this 8th day of September, 1998.

                                    /s/ Anthony J. VanZeeland
                                    -------------------------
                                    Anthony J. VanZeeland, Secretary

            THIS FORM SHOULD ACCOMPANY AMENDED AND RESTATED ARTICLES
                   OF INCORPORATION FOR A NEVADA CORPORATION

1.  Name of corporation Duraswitch Industries, Inc.
                        --------------------------------------------------------
2.  Date of adoption of Amended and Restated Articles 6/29/98
                                                      --------------------------
3.  If the articles were amended, please indicate what changes have been made:
    (a) Was there a name change? Yes / / No /X/ If yes, what is the new name?

--------------------------------------------------------------------------------

    (b) Did you change the resident agent? Yes / / No /X/
        If yes, please indicate the new resident agent and address.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

        Please attach the resident agent acceptance certificate.

    (c) Did you change the purposes? Yes / / No /X/
        Did you add Banking? / / Gaming? / / Insurance? / / None of these? /X/

    (d) Did you change the capital stock? Yes /X/ No / /
        If yes, what is the new capital stock?
               40,000,000 Common stock, par value $.001
               10,000,000 Preferred Stock, par value $.001

--------------------------------------------------------------------------------

    (e) Did you change the directors? Yes / / No /X/
        If yes, indicate the change:

--------------------------------------------------------------------------------

    (f) Did you add the directors liability provision? Yes / / No /X/
    (g) Did you change the period of existence? Yes / / No /X/
        If yes, what is the new existence?

--------------------------------------------------------------------------------
    (h) If none of the above apply, and you have amended or modified the articles, how did you change your articles?

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


          /s/ Anthony J. VanZeeland
Chief Operating Officer/Executive Vice President                    9-8-98
------------------------------------------------                  ---------
         Name and Title of Officer                                   Date

State of Arizona
         ------------------- ]
                             ] ss.
County of Maricopa           ]
         -------------------

        On September 8, 1998, personally appeared before me, a Notary Public, Anthony J. VanZeeland, who acknowledged that he/she executed the above instrument.

                                             /s/ Mark D. Guthrie
                                            --------------------
                                               Notary Public

              OFFICIAL SEAL
[SEAL]       MARK D. GUTHRIE
    Notary Public - State of Arizona
         (NOTARY STAMP OR SEAL)
             MARICOPA COUNTY
     My Comm. Expires June 21, 1999


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
                                 STATE OF NEVADA
                               Secretary of State

I hereby certify that this is a true and complete copy of the document as filed in this office.

                                   SEP 21 '98

                                 /s/ Dean Heller
                                   DEAN HELLER
                               Secretary of State

                                 By /s/ D Farmer


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
                            CERTIFICATE OF AMENDMENT
                                       TO
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                          DURASWITCH INDUSTRIES, INC.

     Pursuant to the provisions of Nevada Revised Statutes, Title 7, Chapter 78, it is hereby certified that:

     FIRST: The name of the corporation is DuraSwitch Industries, Inc. (the "corporation").

     SECOND: The following sets forth the amendment to the following article:

          Article 3 of the Amended and Restated Articles of Incorporation of the corporation is deleted and the following language is substituted for it:

          3. Authorized Capital. The Corporation will have authority to issue 40,000,000 shares of Common Stock, par value $0.001 per share and 10,000,000 shares of Preferred Stock, par value $0.001 per share.

          Upon this amendment of this Article 3, every 4.25 issued and outstanding shares of Common Stock ("Old Common Stock"), will be automatically and without any action on the part of the stockholders converted into and reconstituted as one share of Common Stock, par value $0.001 per share ("New Common Stock"), subject to the treatment of fractional interests as described below. Each holder of a certificate or certificates which immediately prior to the amendment of this Article 3, becoming effective pursuant to the General Corporation Law of Nevada (the "Effective Date"), represented outstanding shares of the Old Common Stock will be entitled to receive a certificate for the number of shares of New Common Stock they own by presenting their old certificate(s) to the Corporation's transfer agent for cancellation and exchange.

          No scrip or fractional certificates will be issued upon such conversion and reconstitution. The number of shares of New Common Stock to be issued will be rounded up to the nearest whole share if a fractional interest in a share of New Common Stock that would, except for the provisions of the preceding sentence, be deliverable upon such conversion and reconstitution. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except the right to receive one full share of common stock as described herein.

          This amendment does not amend any preferred stock designations heretofore


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
          filed, each of which remains in full force and effect except as they may be adjusted to reflect proportionate changes resulting from this Amendment.

     THIRD:    The amendment was adopted and approved by the Board of Directors and a majority of the shareholders on August 16, 1999. The number of shareholder votes for the amendment were sufficient for approval.


Dated as of August 16, 1999


                                             DURASWITCH INDUSTRIES, INC.



                                             By: /s/  Robert J. Brilon
                                                --------------------------
                                                 Robert J. Brilon,
                                                 President and Secretary

[SEAL]    DEAN HELLER
          Secretary of State
          204 North Carson Street, Suite 1
          Carson City, Nevada 89701 - 4299
          (775) 684 5708
          Website: secretaryofstate.biz

                                                            Entity #
                                                            C14419-1993
                                                            Document Number:
                                                            20050194486-79

               Certificate of Amendment                     Date Filed:
          (PURSUANT TO NRS 78.385 and 78.390)               5/25/2005 9:30:06 AM
                                                            In the office of

                                                            /s/ Dean Heller

Important: Read attached instructions before                Dean Heller
           completing form.                                 Secretary of State

             Certificate of Amendment to Articles of Incorporation
             -----------------------------------------------------
                         For Nevada Profit Corporations
                         ------------------------------
         (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.   Name of corporation: Duraswitch Industries, Inc.
                          ---------------------------------------------------

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2.   The articles have been amended as follows (provide article numbers, if available):

Article I of the Amended and Restated Articles of Incorporation shall read as follows:
-----------------------------------------------------------------------------

     1. The name of the corporation is InPlay Technologies, Inc. (the "Corporation").
-----------------------------------------------------------------------------

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3.   The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles
of incorporation have voted in favor of the amendment is: Majority          .*
                                                          --------------------

4.   Effective date of filing (optional):
                                         -------------------------------------


5.   Officer Signature (required):  /s/ Robert J. Brilon
                                   -------------------------------------------

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then this amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.


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